SECURITIES AND EXCHANGE COMMISSION

                                Washington, D.C.


                                    FORM 8-K

                                 CURRENT REPORT



                       Pursuant to section 13 or 15(d) of
                           the Securities Act of 1934

                                 May 5, 1997



                   INTERACTIVE TECHNOLOGIES CORPORATION, INC.

               (Exact name of registrant as specified in charter)


Wyoming                           0-19796                             98-0120805

(State or other            (Commission File Number)               (IRS Employer
jurisdiction of                                              Identification No.)
incorporation)


                         102 South Harbor City Boulevard
                            Melbourne, Florida 32901


                    (Address of Principal Executive Offices)



                                  407-953-4811

               (Registrant's telephone number including area code)


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Item 5.  Other Events

     On May 2, 1997, the shareholders of the Company approved a resolution increasing the capitalization of the company from 12,500,000 shares of common stock to 50,000,000 shares of common stock. In addition 20,000,000 shares of preferred stock were authorized with terms and conditions to be determined by the Board of Directors.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                      Interactive Technologies Corporation, Inc.


                                            by:      /s/Perry Douglas West
                                                     Perry Douglas West,
                                                     Chief Executive Officer

Dated:  May 5, 1997